EXHIBIT 23.2


                    INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Telident, Inc. on Form S-8 of our report dated July 31, 1998, except as to Note 7 which is dated August 18, 1998, appearing in the Annual Report on Form 10-KSB/A of Telident, Inc. for the year ended June 30, 1998.



 /s/  DELOITTE & TOUCHE LLP
-----------------------------
DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
June 25, 1999